UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: January 24, 2006

(Date of earliest event reported)

CLUBCORP, INC.

(Exact name of issuer of the securities held pursuant to the plan)

Commission File Numbers 33-89818, 33-96568, 333-08041, 333-57107, 333-52612 and 333-110521

Delaware	75-2778488
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3030 LBJ Freeway, Suite 600

Dallas, Texas 75234

(Address of principal executive offices, including Zip Code)

(972) 243-6191

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 24, 2006, Mr. James L. Singleton resigned as a member of our board of directors. There was no known disagreement with Mr. Singleton on any matter relating to our operations, policies or practices. Mr. Singleton served as chairman of our Compensation Committee and was a member of our Audit Committee.

Per a stock purchase agreement between The Cypress Group (Cypress) and certain stockholders affiliated with the Dedman family (the Dedman Stockholders), Cypress has a right to designate two directors as long as it owns 50% or more of the common stock it purchased from the Dedman Stockholders. On January 24, 2006, Cypress designated James Stern to serve as a member of our board of directors. Upon approval from our remaining board of directors, he shall serve until the next annual meeting of the shareholders or until removed by other actions as allowed by the corporate bylaws. Mr. Stern will serve as chairman of our Compensation Committee and as a member of our Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLUBCORP, INC.

By:	/s/ JEFFREY P. MAYER
Jeffrey P. Mayer
Chief Financial Officer
ClubCorp, Inc.

Date: January 30, 2006